EXHIBIT 99.9
                                   ------------

                 Computational Materials and/or ABS Term Sheets.












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CWABS 2004-14


Assumptions
-----------
60% Severity.
12-mo Recovery Lag.
Trigger Failing.
Run to Maturity.
100% Servicer Advance.
100% Pricing Speed
Defaults on Top of Prepayment.




Arm Group
             --------------------------------------------------------------------------------------------------------
                        Forward LIBOR                                 Forward LIBOR + 200 bp.
             --------------------------------------------------------------------------------------------------------
              Break CDR       Collat Grp Cum Loss                  Break CDR       Collat Grp Cum Loss
---------------------------------------------------------------------------------------------------------------------
    M4               5.92      80,496,934.52 (10.73%)                3.71           52,995,963.30 (7.07%)
---------------------------------------------------------------------------------------------------------------------
    M5               4.79       66,759,582.88 (8.90%)                2.55           37,411,423.38 (4.99%)
---------------------------------------------------------------------------------------------------------------------
    BV               4.23       59,694,249.51 (7.96%)                1.85           27,592,386.24 (3.68%)
---------------------------------------------------------------------------------------------------------------------
